UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 1, 2005

THE BOYDS COLLECTION, LTD.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of Incorporation)	(Commission File Number)	52-1418730 (IRS Employer Identification Number)

350 South Street

McSherrystown, Pennsylvania 17344
(Address of registrant’s principal executive office)

(717) 633-9898
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02.            Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

                (b) The Boyds Collection, Ltd (the “Company”) has been notified by Mr. Brian Carroll that he will resign from the Board of Directors of the Company upon the expiration of his term at the Company’s Annual Meeting of Shareholders in May 2005.  The resignation of Mr. Carroll from the Company’s Board of Directors did not involve any disagreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boyds Collection, Ltd.

By:	/s/ Joseph E. Macharsky
Name:	Joseph E. Macharsky
Title:	Chief Financial Officer

Dated: April 1, 2005